                                                                   EXHIBIT 17(A)

     EXCELSIOR FUNDS, INC.
     ONE FREEDOM VALLEY DRIVE
     OAKS, PA 19456





To vote by Telephone

1)  Read the Proxy Statement and have the Proxy card below at hand.
2)  Call 1-800-590-5903.
3) Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.


To vote by Internet

1) Read the Proxy Statement and have the Proxy card below at hand.
2)  Go to the Website www.proxyvote.com.
3) Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


                          EXCELSIOR LATIN AMERICA FUND
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              EXCELSIOR FUNDS, INC.
                                 (THE "COMPANY")

       This proxy is solicited by the Board of Directors of Excelsior Funds, Inc. for use at a special meeting of shareholders (the "Meeting") of the Company's Latin America Fund (the "Fund") to be held on Tuesday, February 25, 2003, at 10:00 a.m. (Eastern time), at the offices of U.S. Trust Company, 225 High Ridge Road, Stamford, CT 06905.

       The undersigned hereby appoints Frank D. Bruno, Ralph Pastore and Brian Schmidt, and each of them, with full power of substitution, as proxies of the undersigned to vote at the Meeting, and at all adjournments or postponements thereof, all shares of designated as Class P Common Stock representing interests in the Fund of the Company held of record by the undersigned on December 16, 2002, the record date for the Meeting, upon the following matters and upon any other matter that may come before the Meeting, in their discretion.

 Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR Proposal 1.

 The proxies are authorized in their discretion to vote on any other business which may properly come before the Meeting and any adjournments thereof.

               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

--------------------------------------------------------------------------------

EXCELSIOR LATIN AMERICA FUND

(1)  Latin America Fund Reorganization                  For    Against   Abstain
     Proposal to approve or disapprove a Plan of
     Reorganization and the transactions                [_]      [_]       [_]
     contemplated thereby, including the transfer of all of the assets and liabilities of the Company's Latin America Fund to the Company's
     Emerging Markets Fund, the amendment of the Company's Charter reclassifying all shares designated as Class P Common Stock of the Latin America Fund as shares of Class W
     Common Stock of the Emerging Markets Fund, and accomplishment of the reclassification by the issuance of such shares of the Emerging
     Markets Fund to shareholders of the Latin
     America Fund.

(2)  In their discretion, the proxies are
     authorized to vote upon such other business as may properly come before the meeting.



------------------------------------------     ---------------------------------
Signature (Please Sign Within Box)    Date     Signature (Joint owner)      Date

--------------------------------------------------------------------------------